Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. Sec.1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Kent Eikanas and Dominic J. Petrucci, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge, the Annual Report of Summit Healthcare REIT, Inc. on Form 10-K for the twelve month period ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Cornerstone Core Properties REIT, Inc.

/s/ Kent Eikanas
Date: March 31, 2014	Kent Eikanas
(Principal Executive Officer)

/s/ Dominic J. Petrucci
Date: March 31, 2014	Dominic J. Petrucci
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)